Exhibit 23.3

February 3, 1998

Board of Directors
Trenton Savings Bank
134 Franklin Corner Road
Lawrenceville, NJ 08648

Dear Board Members:

We hereby consent to the use of our firm's name, FinPro, Inc. ("FinPro") in the Form S-1 Registration Statement and Amendments thereto of Peoples Bancorp, Inc. so filed with the Securities and Exchange Commission, the Form AC Application for Conversion and the prospectus included therein filed by Peoples Bancorp, M.H.C. and any amendments thereto, for the Valuation Appraisal Report ("Report") regarding the valuation of Trenton Savings Bank provided by FinPro, and our opinion regarding subscription rights filed as exhibits to the Form S-1 and Form AC referred to below. We also consent to the use of our firm's name and the inclusion of, summary of and references to our Report and Opinion in the prospectus included in the Form S-1, and any amendments thereto.


                                    Very Truly Yours,

                                    /s/ Donald J. Musso

                                    Donald J. Musso

Liberty Corner, New Jersey
February 3, 1998